Exhibit 1.5

APPROVED

by the Board of Directors

of WBD Foods OJSC

Minutes No 30-05 as of May 30, 2006

Changes and amendments No 4

TO THE CHARTER

OF “Wimm-Bill-Dann Foods”

Open Joint Stock Company (State registration number: 1037700236738, located: Moscow, Yauzsky boulevard, 16/15, room 306)

Be it resolved to make changes and amendments to WBD Foods OJSC Charter, stating item 2.8 of Article 2 in new wording:

«2.8. Branches and representative offices shall carry out their activities in the name of the Company that created them. Liability for the activities of branches and representative offices shall be borne by the Company that created them.

The Company has established the following representative offices beyond the bounds of the Russian Federation:

a) Representative office of Wimm-Bill-Dann Foods OJSC in Beijing; short title of representative office is Representative office of WBD Foods OJSC in Beijing; located in People’s Republic of China, Beijing.

The Company has established the following representative offices in the following cities of the Russian Federation:

2.8.1. In Moscow – full title: Moscow affiliate of Open Joint-Stock Company “Wimm-Bill-Dann Foods”; brief title: Moscow affiliate of WBD Foods OJSC; located in Moscow.

2.8.2. In Moscow – full title: Baby Food affiliate of Open Joint-Stock Company “Wimm-Bill-Dann Foods” in Moscow; brief title: Baby Food affiliate of WBD Foods OJSC; located in Moscow.

2.8.3. In Nizhniy Novgorod – full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Nizhniy Novgorod; brief title: Nizhniy Novgorod affiliate of WBD Foods OJSC; located in Nizhniy Novgorod.

2.8.4. In Timashevsk - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Timashevsk; brief title: Timashevsk affiliate of WBD Foods OJSC; located in Timashevsk.

2.8.5. In Volgograd - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Volgograd; brief title: Volgograd affiliate of WBD Foods OJSC; located in Volgograd.

2.8.6. In Krasnodar - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Krasnodar; brief title: Krasnodar affiliate of WBD Foods OJSC; located in Krasnodar.

2.8.7. In Rostov-on-Don - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Rostov-on-Don; brief title: Rostov-on-Don affiliate of WBD Foods OJSC; located in Rostov-on-Don.

2.8.8. In St.-Petersburg - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in St.-Petersburg; brief title: St.-Petersburg affiliate of WBD Foods OJSC; located in St.-Petersburg

2.8.9. In Ufa - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Ufa; brief title: Ufa affiliate of WBD Foods OJSC; located in Ufa.

2.8.10. In Yekaterinburg - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Yekaterinburg; brief title: Yekaterinburg affiliate of WBD Foods OJSC; located in Yekaterinburg.

2.8.11. In Vladivostok - full title: Open Joint-Stock Company “Wimm-Bill-Dann Foods” affiliate in Vladivostok; brief title: Vladivostok affiliate of WBD Foods OJSC; located in Vladivostok.”